WWC, P.C. CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated March 31, 2026, in this Registration Statement on Form S-1 with respect to our audits of the consolidated balance sheets of Cycurion Inc. and its Subsidiaries (collectively, the "Company") as of December 31, 2025, and the related consolidated statements of operations and comprehensive (loss)/income, changes in stockholders' equity, and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the "consolidated financial statements").

We also consent to the Company's reference to WWC, P.C., as an independent registered public accounting firm, as "Experts" in matters of accounting and auditing under the heading "EXPERTS" in this Registration Statement on Form S-1.

WWC, P.C.

San Mateo, California
July 2, 2026

WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

2010 PIONEER COURT, SAN MATEO, CA 94403 TEL.: (650) 638-0808 FAX.: (650) 638-0878
EMAIL: INFO@WWCCPA.COM WEBSITE: WWW.WWCCPA.COM